Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”), and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of MusclePharm Corporation.

Dated November 17, 2016

INI BUYER, INC.

By:	/s/ Jared Leishman

Name:	Jared Leishman

Title:	Chief Executive Officer

INI PARENT, INC.

By:	/s/ Jared Leishman

Name:	Jared Leishman

Title:	Chief Executive Officer

MEDLEY, LLC

By:	Medley Management Inc., Manager

By:	/s/ Richard T. Allorto, Jr.

Name:	Richard T. Allorto, Jr.

Title:	Chief Financial Officer of Medley Management Inc.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.

Name:	Richard T. Allorto, Jr.

Title:	Chief Financial Officer

MEDLEY GROUP LLC

By:	/s/ Richard T. Allorto, Jr.

Name:	Richard T. Allorto, Jr.

Title:	Member